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                                                              EXHIBIT 99.1





                  ANNUAL  SERVICER'S  CERTIFICATE
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                      FIRST  OMNI  BANK,  N.A.

             FIRST  OMNI  BANK  CREDIT  CARD  MASTER  TRUST

     The  undersigned, a duly authorized representative of Bank of America, N.A.
(USA), as Successor Servicer ("Bank of America"), pursuant to the Pooling and Servicing Agreement dated as of April 1, 1996 (as may be amended and supplemented from time to time, the "Agreement"), among First Omni Bank, N.A., as Transferor and Servicer, and The
Bank  of  New  York,  as  Trustee,  does  hereby  certify  that:

     1. Bank of America is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

     3. A review of the activities of Servicer during the fiscal year ended December 31, 1999, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

     5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the
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fiscal  year  ended  December  31,  1999,  which  sets  forth  in detail(i)the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 2000.



                     Bank  of  America,  N.A.  (USA),
                            Servicer


                     By  /s/  David  M.  Belk
                     ------------------------
                     Name:   David  M.  Belk
                     Title:  Senior  Vice  President